Exhibit 4.2

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

     This Amendment No. 1 to Rights Agreement (this “Amendment”), dated as of July 9, 2008 by and between Rohm and Haas Company, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., formerly known as EquiServe Trust Company, N.A., as Rights Agent (the “Rights Agent”), amends the Rights Agreement, dated as of October 26, 2000 (the “Rights Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Rights Agreement.

RECITALS

     WHEREAS, the Company and the Rights Agent have executed and entered into the Rights Agreement;

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions thereof at the direction of the Company, provided, among other things, that the interests of the holders of Rights Certificates are not adversely affected;

     WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, dated as of July 2008, by and among the Company, The Dow Chemical Company (“Buyer”) and Ramses Acquisition Corp (the “Merger Agreement”);

     WHEREAS, as an inducement to Buyer’s willingness to enter into the Merger Agreement and incur the obligations set forth herein, certain stockholders of the Company have entered into a stockholder support agreement (the “Stockholder Support Agreement”) relating to certain transactions contemplated by the Merger Agreement; and

     WHEREAS, the Board of Directors of the Company has determined and resolved that it is in the best interest of the Company and its stockholders to amend the Rights Agreement as set forth below to provide that the execution, delivery and performance of the Merger Agreement and the Stockholder Support Agreement and the transactions contemplated thereby will not result in any Person becoming an Acquiring Person or have any triggering effect on the Rights;

     NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

1.	The definition of Acquiring Person in Section 1(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end of the last sentence thereof:

Notwithstanding anything herein to the contrary, no Person shall be deemed to be an Acquiring Person solely by virtue of (1) the execution, delivery or performance of Merger Agreement or the transactions contemplated thereby, (2) the execution, delivery or performance of the Support Agreement or the transactions
contemplated thereby, (iii) the consummation of the Merger or any other transaction contemplated by the Merger Agreement or the
Support Agreements or (iv) the public announcement of any of the foregoing.

2.	The definition of Stock Acquisition Date 1(q) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end of the last sentence thereof:

Notwithstanding anything herein to the contrary, a “Stock Acquisition
Date” shall not be deemed to have occurred solely as the result, directly or indirectly, of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the approval, execution, delivery or performance of the Support Agreement, (iii) the
consummation of the Merger or any other transaction contemplated by the Merger Agreement or the Support Agreement or (iv) the public announcement of any of the foregoing.

3.	Section 1 of the Rights Agreement is hereby further amended and supplemented to add the following definitions in the appropriate alphabetical locations:

“Effective Time” shall have the meaning assigned in the Merger
Agreement.

“Merger” shall have the meaning assigned in the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of July 2008, by and among the Company, The Dow
Chemical Company (“Buyer”) and Ramses Acquisition Corp (the
“Merger Agreement”)

“Support Agreement” shall meant the Stockholder Support
Agreement, dated as of July 2008, by and among the Company, Buyer and certain other parties thereto,

4.	Section 3(a) is hereby amended and supplemented to add the following sentence at the end of the first paragraph:

Notwithstanding anything in this Agreement to the contrary, a
Distribution Date shall not be deemed to have occurred solely as the result, directly or indirectly, of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the approval, execution, delivery or performance of the Support Agreement, (iii) the
consummation of the Merger or any other transaction contemplated by the Merger Agreement or the Support Agreement or (iv) the public announcement of any of the foregoing.

5.	Section 3 of the Rights Agreement is hereby amended and supplemented to add the following sentence at the end thereof as a new Section 3(c):

Nothing herein shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Rights Agreement by virtue of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the approval, execution, delivery or performance of Support Agreement, (iii) the consummation of the Merger or any other transaction contemplated by the Merger Agreement or the Support Agreement or (iv) the public announcement of any of the foregoing.

6.	Section 7(a) is hereby amended and restated in its entirety to read as follows:

(a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right
Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a share of
Preferred Stock as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the earliest of (i)
the earlier of (A) the close of business on December 1, 2010 or (B) the time occurring immediately prior to immediately prior to the Effective
Time (as defined in the Merger Agreement) (such earlier time being the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date")
or (iii) the time at which such Rights are exchanged as provided in
Section 24 hereof.

7.	Section 11(a)(ii) of the Rights Agreement is hereby amended and supplemented to add the following sentence at the end of that section:

Notwithstanding anything contained herein to the contrary, no event requiring an adjustment under this Section 11(a)(ii) shall be deemed to have occurred by reason of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the approval, execution, delivery or performance of the Support Agreement, (iii) the
consummation of the Merger or any other transaction contemplated by the Merger Agreement or the Support Agreements or (iv) the public announcement of any of the foregoing.

8.	Section 13 of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof as a new Section 13(f):

“Notwithstanding anything to the contrary contained herein, the provisions of Section 13 of this Agreement shall be deemed not to apply to the Merger.”

9.	Section 30 is hereby amended and supplemented by adding the following sentence at the end thereof:

Nothing herein shall be construed to give any holder of Rights
Certificates or any other Person any legal or equitable rights, remedies or claims whatsoever hereunder as a result of or in connection with (i)
the approval, execution, delivery or performance of the Merger
Agreement, (ii) the approval, execution, delivery or performance of the Support Agreement, (iii) the consummation of any of the
transactions contemplated by the Merger Agreement or the Support
Agreement or (iv) the announcement of any of the foregoing.

10.	This amendment shall be effective from and after the date the Merger Agreement is entered into.

11.	This amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

12.	This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

13.	If for any reason the Merger Agreement is terminated pursuant to Section 7.1 thereof and the
Merger is abandoned, then this Amendment shall be of no further force and effect and the
Rights Agreement shall remain the same as it existed immediately prior to execution of this
Amendment, and the Company shall promptly notify the Rights Agent of same.

14.	This Amendment shall be deemed to be a contract made under the laws of the State of
Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such
State. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement. This Amendment may be executed in any number of counterparts, each of which shall be an original which shall constitute one and the same document.

IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the day and year first written above.

ROHM AND HAAS COMPANY

By: /s/ Robert A. Lonergan________

Name: Robert A. Lonergan
Title: Executive Vice President, General
Counsel and Secretary

COMPUTERSHARE TRUST COMPANY, N.A.

By: /s/ Darlene DioDato____________

Name: Darlene DioDato
Title: Senior Manager, Client Services